Exhibit 4.1

DM FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $0.001 PAR VALUE, OF THE DOLAN COMPANY transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF, the said Corporation has caused this certificate to be signed by facsimile signatures of its duly authorised officers. Dated: /s/ James P. Dolan /s/Vicki J. Duncomb PRESIDENT & CHIEF EXECUTIVE OFFICER . SECRETARY THIS CERTIFIES THAT is the owner of THE DOLAN COMPANY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE SEE REVERSE SIDE FOR CERTAIN DEFINITIONS CUSIP 25659P 40 2 AMERICAN FINANCIAL PRINTING INCORPORATED—MINNEAPOLIS

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between The Dolan Company and Wells Fargo Bank, N.A., as Rights Agent, dated as of January 29, 2009, as it may from time to time be supplemented or amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The Dolan Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Dolan Company will mail to the holder of this certificate a copy of the Rights Agreement, without charge, after receipt of a written request therefore. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or any Associate or Affiliate thereof (as such terms are defined in the Rights Agreement) shall become null and void. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: UTMA—Custodian TEN ENT—as tenants by entireties under Uniform Transfers to Minors JT TEN—as joint tenants with right of survivorship Act and not as tenants in common (State) Additional abbreviations may also be used though not in above list. For value received hereby sell, assign, and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE) Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint . Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated X X NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED ALL GUARANTEES MUST BE MADE BY A FINANCIAL INSTITUTION SUCH AS A BANK OR BROKER) WHICH IS A PARTICIPANT IN THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM ("STAMP"). THE NEW YORK STOCK EXCHANGE. INC. MEDALLION SIGNATURE PROGRAM ("MSP"), OR THE STOCK EXCHANGES MEDALLION PROGRAM (SEMP") AND MUST NOT BE DATED. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE.